UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KANSAS CITY SOUTHERN

(Name of Registrant as Specified In Its Charter)

CANADIAN PACIFIC RAILWAY LIMITED

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS

OF

KANSAS CITY SOUTHERN

TO BE HELD ON AUGUST 19, 2021

PROXY STATEMENT

OF

CANADIAN PACIFIC RAILWAY LIMITED

SOLICITATION OF PROXIES IN OPPOSITION TO

THE PROPOSED MERGER OF

CANADIAN NATIONAL RAILWAY COMPANY AND KANSAS CITY SOUTHERN

This proxy statement (this “Proxy Statement”) and the enclosed BLUE proxy card are furnished by Canadian Pacific Railway Limited, a Canadian corporation (“Canadian Pacific”, “we” or “us”). This Proxy Statement is being furnished in connection with Canadian Pacific’s solicitation of proxies to be used at the special meeting (the “Special Meeting”) of stockholders of Kansas City Southern, a Delaware corporation (“KCS”), to be held virtually via the internet on August 19, 2021, beginning at 9:00 a.m., Central Time, and at any adjournments, postponements or reschedulings thereof.

This Proxy Statement and the enclosed BLUE proxy card are first being mailed to KCS stockholders on or about August 9, 2021.

At the Special Meeting, KCS stockholders will be asked to vote on the following proposals:

•

the proposal to adopt the Agreement and Plan of Merger, dated as of May 21, 2021 (as may be further amended from time to time, the “CN Merger Agreement”), by and among Canadian National Railway Company, a Canadian corporation (“CN”), Brooklyn Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CN (“Merger Sub”), and KCS (such proposal, the “Merger Proposal,” and the merger contemplated by the CN Merger Agreement, the “Proposed CN Merger”); and

•

the proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to KCS’s named executive officers that is based on or otherwise relates to the transactions contemplated by the CN Merger Agreement (the “Compensation Proposal”); and

•

the proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any supplement or amendment to the proxy statement/prospectus filed by KCS and CN with the United States Securities and Exchange Commission (the “SEC”) on July 7, 2021 (the “CN Merger Proxy Statement”) is timely provided to KCS stockholders (the “Adjournment Proposal”).

Pursuant to this Proxy Statement, Canadian Pacific is soliciting proxies from the holders of shares of common stock of KCS, par value $0.01 per share (“KCS common stock”) and holders of shares of 4% noncumulative preferred stock of KCS, par value $25.00 per share (“KCS preferred stock”, and together with KCS common stock, “KCS voting stock”), to vote:

(a) “AGAINST” the Merger Proposal; and

(b) “FOR” the Adjournment Proposal.

The Merger Proposal, the Compensation Proposal and the Adjournment Proposal are described in further detail in the CN Merger Proxy Statement. According to the CN Merger Proxy Statement, KCS has set July 1, 2021, as the record date (the “Record Date”) for determining those KCS stockholders who will be entitled to vote at the Special Meeting. According to the CN Merger Proxy Statement, the principal executive offices of KCS are located at 427 West 12th Street, Kansas City, MO 64105.

WE ARE SOLICITING PROXIES FROM KCS STOCKHOLDERS TO VOTE:

•	“AGAINST” THE MERGER PROPOSAL; AND

•	“FOR” THE ADJOURNMENT PROPOSAL.

WE BELIEVE THE MERGER PROPOSAL DOES NOT PROVIDE ADEQUATE REGULATORY CERTAINTY AT THIS TIME FOR KCS STOCKHOLDERS TO BE ABLE TO VOTE TO APPROVE THE MERGER PROPOSAL AND, AS A CONSEQUENCE, PREVENT KCS FROM HAVING THE ABILITY TO CONSIDER ALTERNATIVE PROPOSALS THAT MAY BE SUPERIOR TO THE MERGER PROPOSAL. WE MAKE NO RECOMMENDATION WITH RESPECT TO THE COMPENSATION PROPOSAL.

As you may know, prior to KCS’s entry into the CN Merger Agreement, KCS and Canadian Pacific were parties to an Agreement and Plan of Merger, dated as of March 21, 2021 (the “CP-KCS Merger Agreement”), by and among KCS, Canadian Pacific, Cygnus Merger Sub 1 Corporation and Cygnus Merger Sub 2 Corporation, pursuant to which Canadian Pacific would acquire KCS, and holders of KCS common stock would receive, for each share of KCS common stock held by them, 0.489 Canadian Pacific common shares (prior to the effectiveness of the then-pending five-for-one share split of Canadian Pacific common shares) and $90.00 in cash (such consideration valued in the aggregate at $275.08 based on the market price of Canadian Pacific common shares at the time, providing a premium to KCS stockholders of approximately 26%). Several weeks following the execution of the CP-KCS Merger Agreement, CN made an unsolicited offer to acquire KCS, and the KCS board of directors (the “KCS Board”) determined that the CN proposal constituted a “Company Superior Proposal” (as defined in the CP-KCS Merger Agreement) and terminated the CP-KCS Merger Agreement in accordance with its terms in order to enter into the CN Merger Agreement on May 21, 2021.

While Canadian Pacific respectfully disagreed with the KCS Board’s decision to deem the CN proposal a Company Superior Proposal, we could understand how the KCS Board might come to that decision given its fiduciary duties. Nevertheless, we believe there are grave doubts as to whether the Surface Transportation Board (the “STB”) will approve CN’s proposal to use a voting trust (which is described further in the following paragraph) in connection with the consummation of the Proposed CN Merger, which is a condition to closing the Proposed CN Merger under the terms of the CN Merger Agreement.

Certain activities of CN, KCS and their subsidiaries are regulated by the STB, and the STB’s final approval is required for CN’s acquisition of control of KCS. Under the CN Merger Agreement, CN and KCS intend to consummate the Proposed CN Merger prior to having obtained final and non-appealable approval or exemption by the STB of the transactions contemplated by the CN Merger Agreement pursuant to 49 U.S.C. § 11323 et seq. through the use of a voting trust. A voting trust is a mechanism that would allow CN to close the Proposed CN Merger prior to receiving regulatory approval to acquire control of KCS. On April 26, 2021, CN submitted an application to the STB requesting approval of CN’s proposed voting trust agreement, and on May 17, 2021, the STB announced a decision that the STB’s review of a CN-KCS transaction would be governed by the newer, more stringent merger rules implemented in 2001 under 49 C.F.R. § 1180.0(b) (the “New Rules”). Among other things, the STB found that the CN-KCS transaction “poses issues that the [New Rules] were designed to address, namely the potential competitive impacts of a merged entity with some degree of overlapping routes and presently existing direct competition.” The STB also denied CN’s motion to approve its proposed voting trust agreement as incomplete and required additional information.

On May 26, 2021, CN and KCS filed with the STB a joint motion for approval of their proposed voting trust agreement. On June 8, 2021, the STB established a procedural schedule for reviewing the voting trust, pursuant to which public comments on the voting trust were due on June 28, 2021. Replies to such comments were submitted by CN and KCS on July 6, 2021.

As of the date of this Proxy Statement, CN’s motion for approval of its voting trust still remains under STB review. We believe that the STB will not allow CN to close into voting trust because the use of a trust in this case would not be in the public interest, including for the reason that there would be anticompetitive impacts immediately upon the closing of the Proposed CN Merger into voting trust due to the overlapping and parallel lines between CN’s and KCS’s routes, as well as the presently existing direct competition between the two rail carriers. Conversely, Canadian Pacific has already received approval from the STB to close an acquisition of KCS into voting trust, as the previously proposed Canadian Pacific-KCS merger was—in stark contrast to the Proposed CN Merger—a uniquely pro-competitive deal without the regulatory challenges inherent in the Proposed CN Merger. KCS stockholders should not assume at this stage that the STB voting trust approval or final approval will be obtained by CN given the applicability of the New Rules to the Proposed CN Merger, especially in view of the recent executive order issued on July 9, 2021 by President Biden on “Promoting Competition in the American Economy” and the fundamental anticompetitive issues raised by the Proposed CN Merger. KCS stockholders should also be aware that the KCS Board may waive one or more conditions to the Proposed CN Merger, including the STB voting trust approval, without re-soliciting KCS stockholder approval, so by approving the Merger Proposal, KCS stockholders would be granting the KCS Board the discretion to move forward with the Proposed CN Merger notwithstanding the fact that STB voting trust approval has not been obtained.

While the outcome of the STB’s decision with respect to the CN voting trust cannot be known at this stage, KCS stockholders should be aware that voting to approve the Merger Proposal while there is this level of regulatory uncertainty comes with severe consequences that are not in KCS stockholders’ best interests. Under the terms of the CN Merger Agreement, following receipt of KCS stockholder approval of the Merger Proposal, KCS will no longer be permitted to consider any alternative proposals or terminate the CN Merger Agreement in connection with any proposal that is superior to the Merger Proposal, and KCS stockholders will not have another opportunity to vote on the Merger Proposal. Effectively, this means that if STB voting trust approval is not received and/or is continuing to be litigated and KCS stockholders have already approved the Merger Proposal, KCS will be locked into the Proposed CN Merger until February 21, 2022 (the end date under the CN Merger Agreement) instead of being free to pursue other opportunities that may be in the best interests of KCS stockholders. Until there is more certainty on how the STB will decide on CN’s voting trust, KCS stockholders should not be asked to vote in favor of the Merger Proposal and foreclose their opportunity to consider other potential superior proposals.

For these reasons, Canadian Pacific is specifically soliciting proxies from KCS stockholders to vote “AGAINST” the Merger Proposal and “FOR” the Adjournment Proposal. Canadian Pacific believes that a vote “AGAINST” the Merger Proposal and “FOR” the Adjournment Proposal at the Special Meeting will send a message to the KCS Board that KCS stockholders do not support the Proposed CN Merger at this time given the significant level of regulatory uncertainty and that the KCS Board should leave open the opportunity for KCS to receive superior proposals, including any such proposal that Canadian Pacific might make in the future (a proposal which, if made, would not have any of the regulatory uncertainty of the Proposed CN Merger with respect to voting trust approval, and thus, would have much greater certainty of value for KCS stockholders).

WE ARE NOT ASKING YOU AT THIS TIME TO VOTE ON OR APPROVE ANY PROPOSAL THAT MIGHT BE MADE BY CANADIAN PACIFIC IN THE FUTURE. WE ARE SIMPLY ASKING THAT YOU VOTE “AGAINST” THE MERGER PROPOSAL IN ORDER TO PRESERVE WHAT WE BELIEVE ARE THE BEST INTERESTS OF KCS STOCKHOLDERS. WE BELIEVE THAT A VOTE “AGAINST” THE MERGER PROPOSAL WILL SEND A MESSAGE TO THE KCS BOARD THAT, IN LIGHT OF THE REGULATORY UNCERTAINTY, KCS STOCKHOLDERS DO NOT SUPPORT THE PROPOSED CN MERGER AT THIS TIME AND BELIEVE THAT THE KCS BOARD SHOULD ALLOW KCS TO CONTINUE TO HAVE THE ABILITY TO GIVE CONSIDERATION TO OTHER OFFERS THAT IT MAY RECEIVE. A VOTE “AGAINST” THE MERGER PROPOSAL WILL NOT OBLIGATE YOU TO VOTE AT ANY FUTURE MEETING OF KCS STOCKHOLDERS “FOR” ANY PROPOSAL THAT CANADIAN PACIFIC MAY MAKE IN THE FUTURE.

DO NOT RETURN ANY WHITE PROXY CARD THAT YOU RECEIVE FROM KCS—EVEN AS A PROTEST VOTE “AGAINST” THE PROPOSED CN MERGER. EVEN IF YOU HAVE ALREADY SENT A

WHITE PROXY CARD TO KCS, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. ONLY YOUR LATEST DATED PROXY COUNTS.

PLEASE VOTE “AGAINST” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL TODAY. IF YOU ARE A REGISTERED STOCKHOLDER, YOU CAN VOTE BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. WE URGE YOU TO VOTE BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR KCS SHARES ARE HELD IN “STREET NAME,” PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM OR INSTRUCT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO SUBMIT A BLUE PROXY CARD ON YOUR BEHALF. IF YOUR BROKER OR BANK OR THE CONTACT PERSON RESPONSIBLE FOR YOUR ACCOUNT PROVIDES FOR VOTING INSTRUCTIONS TO BE DELIVERED TO THEM BY TELEPHONE OR VIA THE INTERNET, INSTRUCTIONS WILL BE INCLUDED ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM. IF YOU HAVE NOT RECEIVED INSTRUCTIONS FROM YOUR BANK OR BROKER, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AS SOON AS POSSIBLE. IF YOU NEED FURTHER ASSISTANCE, PLEASE CONTACT INNISFREE M&A INCORPORATED, OUR PROXY SOLICITOR, AT THE NUMBER BELOW.

If you need assistance in voting your shares, please contact the firm assisting Canadian Pacific in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll Free: (877) 456-3442

Banks and Brokers May Call Collect: (212) 750-5833

REASONS TO VOTE “AGAINST” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL

Canadian Pacific is soliciting proxies from KCS stockholders in opposition to the Proposed CN Merger and specifically “AGAINST” the Merger Proposal and “FOR” the Adjournment Proposal. Canadian Pacific urges all KCS stockholders to vote “AGAINST” the Merger Proposal and “FOR” the Adjournment Proposal for the following reasons:

•

A vote “AGAINST” the Merger Proposal will preserve KCS’s ability to consider proposals that may be superior to the Merger Proposal and will prevent KCS from being locked into the Proposed CN Merger, which Canadian Pacific believes is not in the best interests of KCS stockholders due to the level of regulatory risk.

As Canadian Pacific has asserted since prior to the execution of the CN Merger Agreement, Canadian Pacific believes that the level of risk surrounding a CN-KCS transaction and CN’s ability to close into voting trust are simply too high for the transaction to be in the KCS stockholders’ best interests, particularly in comparison to any potential Canadian Pacific-KCS combination, which already has the benefit of having obtained STB approval to use a voting trust.

The Proposed CN Merger is subject to the New Rules. The New Rules, which were adopted by the STB “in light of the declining number of Class 1 railroads, the elimination of the industry’s excess capacity, and the serious transitional service problems that had accompanied recent major rail consolidations,” set a higher bar for the approval of a merger of Class 1 railroads; among other things, the New Rules place a “heavier burden on merger applicants to show that a major rail combination is consistent with the public interest,” reflecting a shift in STB policy placing “greater emphasis in the public interest assessment on enhancing competition while ensuring a stable and balanced rail transportation system.” The STB also expressly stated that the Proposed CN Merger “poses issues that the [New Rules] were designed to address, namely the potential competitive impacts of a merged entity with some degree of overlapping routes and presently existing direct competition.” In contrast, a Canadian Pacific-KCS combination (which, as noted above, would be a pro-competitive transaction that already has voting trust approval) would be subject to the less onerous pre-2001 STB merger rules set forth at 49 C.F.R. part 1180 (2000) in effect before July 11, 2001 (the “Old Rules”).

We believe that the level of regulatory risk to the Proposed CN Merger is a reflection of the significant dangers to competition posed by the Proposed CN Merger, and we are not alone in this view. The Department of Justice itself has stated that “[CN’s] proposed acquisition raises sufficient competition concerns on first blush that [sic] CN should be prohibited from using a voting trust,” and the STB has acknowledged that voting trusts “should be available only for those rare occasions when their use would be beneficial” and that it expects to take a more cautious approach to evaluating CN’s proposed voting trust in comparison to its evaluation of Canadian Pacific’s since-approved voting trust.

It is further worth noting that since CN submitted its motion for approval of its proposed voting trust agreement, on July 9, 2021, President Biden issued an executive order on “Promoting Competition in the American Economy.” It is Canadian Pacific’s view that this executive order sends the clear message that no rail mergers that reduce competition or hurt passenger service (such as, in our view, the Proposed CN Merger) will be permitted and that the U.S. economy needs more competition among railways.

These challenges to CN receiving voting trust approval from the STB are reflected in the fact that, as of the date of this Proxy Statement, CN has still not received voting trust approval.

While the outcome of the STB’s decision with respect to the CN voting trust cannot be known at this stage, KCS stockholders should not be forced to approve the Merger Proposal at this time with the level of regulatory uncertainty that still exists, as approving the Merger Proposal comes with severe consequences that are not in KCS stockholders’ best interests. Under the terms of the CN Merger Agreement, following receipt of KCS stockholder approval of the Merger Proposal, KCS will no longer be permitted to consider any alternative proposals or terminate the CN Merger Agreement in connection with any proposal that is superior to the Merger Proposal, and KCS stockholders will not have another opportunity to vote on the Merger Proposal. Effectively, this means that if STB voting trust approval is not received and/or is continuing to be litigated and KCS stockholders have already approved the Merger Proposal, KCS will be locked into pursuing the Proposed CN Merger until February 21, 2022 (the end date under the CN Merger Agreement) instead of being free to pursue other opportunities that may be in the best interests of KCS stockholders. Until there is more certainty on how the STB will decide on CN’s voting trust, KCS stockholders should not be asked to vote in favor of the Merger Proposal at this stage and foreclose their opportunity to consider other potential superior proposals for a significant period of time.

Canadian Pacific has always believed that the Proposed CN Merger was simply an attempt to dismantle the unique, pro-competitive deal that Canadian Pacific and KCS had agreed upon, a deal which would provide compelling short-term and long-term value for Canadian Pacific and KCS stockholders—value that is actually achievable due to the regulatory certainty of such a combination. The STB has already approved Canadian Pacific’s proposed voting trust. In contrast, the Proposed CN Merger lacks any such regulatory certainty, and CN’s proposed voting trust is subject to a more scrutinizing review by the STB under the New Rules—a set of rules designed not just to protect against the exact competitive concerns posed by the Proposed CN Merger but to require that transactions affirmatively “enhance competition.” KCS stockholders should not assume that the STB voting trust approval or final approval will be obtained by CN, especially in view of President Biden’s recent executive order and the fundamental anticompetitive issues raised by the Proposed CN Merger.

In summary, it is premature to ask KCS stockholders to vote to approve the Merger Proposal at this stage, when the inherent regulatory risks associated with the Proposed CN Merger continue to exist. Until there is more certainty on how the STB will decide on CN’s voting trust, KCS stockholders should not be asked to vote in favor of the Merger Proposal and foreclose their opportunity to consider other potential superior proposals. This could include a superior proposal from Canadian Pacific, which would be a pro-competitive transaction that, in addition to delivering compelling value, would already have STB voting trust approval and the regulatory certainty that CN fails to provide.

•	A vote “AGAINST” the Merger Proposal and “FOR” the Adjournment Proposal will send a message that KCS stockholders want to continue to have the ability to consider other alternatives for KCS.

In connection with voting “AGAINST” the Merger Proposal, a vote “FOR” the Adjournment Proposal will allow KCS to delay the vote on the Merger Proposal and give KCS stockholders the opportunity to wait for the STB’s decision with respect to the CN voting trust so that they are not required to prematurely lock themselves into the Proposed CN Merger for several months with no regulatory certainty. Canadian Pacific believes that is it in the best interests of KCS stockholders to send the message to the KCS Board that the Special Meeting should be adjourned until there is certainty as to the STB’s determination with respect to CN’s proposed voting trust so that KCS can continue to have the ability to consider alternative proposals.

Conclusion

For the foregoing reasons, Canadian Pacific urges KCS stockholders to vote:

•	“AGAINST” the Merger Proposal; and

•	“FOR” the Adjournment Proposal.

Canadian Pacific remains ready to re-engage with KCS at the appropriate time on the terms of a mutually agreeable transaction. However, there can be no assurances that Canadian Pacific will make an offer or proposal to KCS or that the KCS Board would seek to accept or pursue such offer or proposal. KCS stockholders should take these factors into account when determining how to vote their shares of KCS voting stock.

CANADIAN PACIFIC STRONGLY BELIEVES THAT IT IS NOT IN KCS STOCKHOLDERS’ BEST INTERESTS TO VOTE IN FAVOR OF THE MERGER PROPOSAL AT THIS TIME AND THAT KCS STOCKHOLDERS SHOULD VOTE IN FAVOR OF ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING. PLEASE VOTE:

•	“AGAINST” THE MERGER PROPOSAL; AND

•	“FOR” THE ADJOURNMENT PROPOSAL.

PLEASE VOTE “AGAINST” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL TODAY. IF YOU ARE A REGISTERED STOCKHOLDER, YOU CAN VOTE BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. WE URGE YOU TO VOTE PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR KCS VOTING STOCK IS HELD IN “STREET NAME,” PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM OR INSTRUCT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TO SUBMIT A BLUE PROXY CARD ON YOUR BEHALF. IF YOUR BROKER OR BANK OR THE CONTACT PERSON RESPONSIBLE FOR YOUR ACCOUNT PROVIDES FOR VOTING INSTRUCTIONS TO BE DELIVERED TO THEM BY TELEPHONE OR VIA THE INTERNET, INSTRUCTIONS WILL BE INCLUDED ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM. IF YOU HAVE NOT RECEIVED INSTRUCTIONS FROM YOUR BANK OR BROKER, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AS SOON AS POSSIBLE. IF YOU NEED FURTHER ASSISTANCE, PLEASE CONTACT INNISFREE M&A INCORPORATED, OUR PROXY SOLICITOR, AT THE NUMBER BELOW.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll Free: (877) 456-3442

Banks and Brokers May Call Collect: (212) 750-5833

DO NOT RETURN ANY WHITE PROXY CARD THAT YOU RECEIVE FROM KCS—EVEN AS A PROTEST VOTE AGAINST THE PROPOSED CN MERGER. EVEN IF YOU HAVE ALREADY SENT A WHITE PROXY CARD TO KCS, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. ONLY YOUR LATEST DATED PROXY COUNTS. IT IS NOT TOO LATE TO CHANGE YOUR VOTE BY SIMPLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY.

VOTE “AGAINST” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

WHAT IS CANADIAN PACIFIC’S PLAN FOR THE SPECIAL MEETING?

If Canadian Pacific receives sufficient proxies “AGAINST” the Merger Proposal to cause the Merger Proposal to fail, at the Special Meeting Canadian Pacific will, utilizing its proxies, vote “AGAINST” the Merger Proposal and “FOR” the Adjournment Proposal in order to send a clear message to the KCS Board that KCS stockholders want KCS to remain open to other alternatives at this stage, given the significant regulatory uncertainty with respect to the Proposed CN Merger, and that KCS stockholders do not want to race to approve the Merger Proposal and deny themselves the opportunity to consider superior proposals. Canadian Pacific makes no recommendation with respect to the Compensation Proposal and intends to utilize its proxies to “ABSTAIN” from voting for the Compensation Proposal.

BACKGROUND OF THE SOLICITATION

The Board of Directors of Canadian Pacific (the “Canadian Pacific Board”) has regularly reviewed and evaluated, with Canadian Pacific management, Canadian Pacific’s business strategies as part of its consideration and evaluation of Canadian Pacific’s operational prospects, competitive position and opportunities to enhance shareholder value. As part of this process, the Canadian Pacific Board and management have considered and regularly reviewed the strategic opportunities that might be available to Canadian Pacific, including possible partnerships, joint ventures, mergers, acquisitions, divestitures and business combination transactions.

Beginning in late July 2020, representatives of Canadian Pacific and KCS began considering the potential to engage in a business combination transaction. As described further in the CN Merger Proxy Statement, over the course of the next several months, the parties engaged in further discussions and negotiations, and on March 21, 2021, KCS and Canadian Pacific entered into the CP-KCS Merger Agreement, pursuant to which holders of KCS common stock would receive 0.489 Canadian Pacific common shares (prior to the effectiveness of the then-pending five-for-one share split of Canadian Pacific common shares) and $90.00 in cash per share (such consideration valued in the aggregate at $275.08 per share of KCS common stock based on the market price of Canadian Pacific common shares at the time, providing a premium to KCS stockholders of approximately 26% based on the respective Canadian Pacific and KCS 30-day volume weighted average prices at the time). Canadian Pacific and KCS issued a joint press release announcing the transaction on the morning of March 21, 2021.

On March 22, 2021, representatives of Canadian Pacific submitted a letter seeking an informal opinion of STB staff that Canadian Pacific’s proposed voting trust agreement comported with STB rules and precedent.

On April 1, 2021, CN and others filed written objections at the STB opposing the waiver of the 2001 major merger rules with respect to the proposed Canadian Pacific-KCS combination.

On April 20, 2021, KCS received an unsolicited written proposal from CN to acquire KCS, pursuant to which holders of KCS common stock would receive 1.059 CN common shares and $200.00 in cash per share (such consideration valued in the aggregate at $325.00 per share of KCS common stock based on the market price of CN’s common shares at the time).

On April 23, 2021, the STB announced a decision that the waiver of the application of the New Rules applied to the proposed transaction between Canadian Pacific and KCS. The STB also stated that its review of the transaction would be governed by the less stringent Old Rules.

In the afternoon of April 24, 2021, KCS issued a press release disclosing the determination of the KCS Board that the April 20 CN proposal could reasonably be expected to lead to a “Company Superior Proposal,” as defined in the CP-KCS Merger Agreement.

On April 26, 2021, representatives of CN submitted an application to the STB requesting approval of CN’s proposed voting trust agreement.

On May 6, 2021, the STB announced a decision finding that the voting trust agreement proposed by Canadian Pacific was acceptable, subject to certain modifications.

On May 13, 2021, CN submitted to KCS a binding offer letter on behalf of CN contemplating an increase in the exchange ratio of its proposed consideration to 1.129 shares of CN common shares, while maintaining the $200.00 per share cash component of the proposed consideration (restoring the $325.00 per share valuation of CN’s proposal based on the closing price of CN’s common shares on May 12, 2021). CN’s offer also included proposed final and binding forms of a merger agreement and disclosure schedules. On the afternoon of May 13, 2021, the KCS Board met and determined that the revised CN proposal constituted a “Company Superior Proposal,” as defined in the CP-KCS Merger Agreement. Members of KCS management communicated the KCS Board’s determination to representatives of CN and Canadian Pacific after the end of the meeting, and later on the evening of May 13, 2021, KCS issued a press release announcing the KCS Board’s determination.

On May 14, 2021, the Department of Justice publicly stated that “[CN’s] proposed acquisition raises sufficient competition concerns on first blush that [sic] CN should be prohibited from using a voting trust.”

On May 17, 2021, the STB announced a decision finding that a waiver of the application of the New Rules to a potential transaction between CN and KCS was not warranted and that the agency’s review of the transaction would be governed by the New Rules. Among other things, the STB found that the Proposed CN Merger “poses issues that the [New Rules] were designed to address, namely the potential competitive impacts of a merged entity with some degree of overlapping routes and presently existing direct competition.” The STB also denied CN’s motion to approve its proposed voting trust agreement as incomplete, without prejudice to filing a new motion.

On the morning of May 20, 2021, Canadian Pacific sent a letter to the KCS Board explaining why it believed the CN proposal was illusory and simply an attempt to prevent the deal that Canadian Pacific and KCS had agreed upon. In the letter, Canadian Pacific stated its belief that the STB will ultimately reject CN’s proposal to use a voting trust, and that following the STB’s May 17 decision, the level of risk surrounding a CN-KCS transaction and CN’s ability to close into voting trust were too high in order for the CN proposal to continue to constitute a “Company Superior Proposal”. Canadian Pacific also declined to submit a revised offer to KCS in response to the CN offer, explaining that it would be destructive to KCS’s and Canadian Pacific’s mutual interests to engage in a bidding war, particularly where the existing CP-KCS Merger Agreement already provided KCS’s stockholders with a significant premium.

On May 21, 2021, the KCS Board met and determined that the CN proposal continued to constitute a “Company Superior Proposal,” as defined in the CP-KCS Merger Agreement, and approved the termination of the CP-KCS Merger Agreement, KCS’s payment of the $700 million termination fee to Canadian Pacific under the terms of the CP-KCS Merger Agreement and KCS’s entry into the CN Merger Agreement.

On May 26, 2021, CN and KCS filed with the STB a joint motion for approval of their proposed voting trust agreement. On June 8, 2021, the STB established a procedural schedule for reviewing the voting trust, pursuant to which public comments on the voting trust were due on June 28, 2021. Replies to such comments were submitted by CN and KCS on July 6, 2021.

On June 22, 2021, CN and KCS filed with the SEC a preliminary proxy statement/prospectus on a registration statement on Form F-4, constituting a prospectus of CN with respect to the CN common shares to be issued to the holders of KCS common stock pursuant to the CN Merger Agreement and a notice of meeting and proxy statement of KCS with respect to the Special Meeting at which KCS stockholders will be asked to consider and vote on, among other matters, the Merger Proposal.

On July 7, 2021, CN’s registration statement on Form F-4 was declared effective, and the date of the Special Meeting was set for August 19, 2021, with a record date for the Special Meeting of July 1, 2021. Also on July 7, KCS filed its definitive proxy statement with the SEC and began mailing the proxy statement to KCS stockholders.

On July 29, 2021, Canadian Pacific filed a preliminary Proxy Statement on Schedule 14A in connection with Canadian Pacific’s solicitation of proxies for the Special Meeting.

On August 3, 2021, Canadian Pacific acquired one share of KCS voting stock.

On August 9, 2021, Canadian Pacific filed this definitive Proxy Statement on Schedule 14A in connection with

Canadian Pacific’s solicitation of proxies for the Special Meeting.

CERTAIN INFORMATION REGARDING THE PROPOSED CN MERGER

At the Special Meeting, KCS stockholders as of the Record Date will vote on whether to adopt the CN Merger Agreement and approve the Proposed CN Merger. According to the CN Merger Proxy Statement, subject to the terms and conditions of the CN Merger Agreement, at the effective time of the Proposed CN Merger, Merger Sub will be merged with and into KCS, and KCS will survive the Proposed CN Merger as a wholly owned subsidiary of CN. Upon completion of the Proposed CN Merger, holders of KCS common stock issued and outstanding immediately prior to the effective time of Proposed CN Merger would have the right to receive (i) 1.129 validly issued, fully paid and non-assessable CN common shares and (ii) $200.00 in cash per share, without interest, and holders of KCS preferred stock issued and outstanding immediately prior to the effective time of Proposed CN Merger would have the right to receive $37.50 in cash per share, without interest.

We encourage you to read the full text of the CN Merger Agreement, since such agreement, and not this summary, governs the Proposed CN Merger. The CN Merger Agreement is included as Annex A to the CN Merger Proxy Statement and can be found at the SEC’s website (www.sec.gov). The terms and conditions of the Proposed CN Merger include the following.

No Solicitation

During the period from and after the date of the CN Merger Agreement and prior to earlier of the effective time of the Proposed CN Merger and the termination of the CN Merger Agreement, KCS has agreed it will not, and it will cause its subsidiaries and its and their directors and officers not to, and will use reasonable best efforts to cause its other representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making or submission of any proposal, offer or indication of intent that constitutes, or would reasonably be expected to lead to, or result in, an alternative proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations with any person regarding an alternative proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, an alternative proposal (except to notify such person that the provisions of the CN Merger Agreement prohibit any such discussions or negotiations);

•

furnish any non-public information relating to KCS or its subsidiaries in connection with or for the purpose of facilitating an alternative proposal or any inquiry, proposal or offer that would reasonably be expected to lead to, or result in, an alternative proposal;

•

recommend or enter into any other letter of intent, memorandum of understandings, agreement in principle, option agreement, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar agreement with respect to an alternative proposal (except for permitted confidentiality agreements as discussed below); or

•	approve, authorize or agree to do any of the foregoing or otherwise knowingly facilitate any effort or attempt to make an alternative proposal.

An “alternative proposal” refers to any proposal, offer or indication of intent made by any third party relating to or concerning: (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving KCS, in each case, as a result of which the KCS stockholders immediately prior to such transaction would cease to own at least 75% of the total voting power of KCS or the surviving company (or any direct or indirect parent company thereof), as applicable, immediately following such transaction; (ii) the acquisition by any third party of more than 25% of the net revenues, net income or total assets of KCS and its subsidiaries, on a consolidated basis; or (iii) the direct or indirect acquisition by any third party of more than 25% of the outstanding shares of KCS common stock.

Prior to the time, but not after, the KCS stockholder approval to adopt the CN Merger Agreement is obtained, in response to an unsolicited, bona fide written alternative proposal that did not result from KCS’s violation of the non-solicitation provisions contained in the CN Merger Agreement, KCS may (including through its representatives) contact the third party making such alternative proposal to clarify the terms and conditions of the alternative proposal. If such alternative proposal constitutes a superior proposal or the KCS Board determines in good faith after consultation with outside legal and financial advisors that such alternative proposal could reasonably be expected to lead to a superior proposal, KCS may take the following actions:

•

furnish non-public information to the third party who made such alternative proposal (including its representatives and prospective equity and debt financing sources) in response to a request for such non-public information if, prior to furnishing such information, KCS receives from the third party making such alternative proposal an executed confidentiality agreement with KCS with confidentiality and use provisions that are not less restrictive in the aggregate to such third party than the terms in the Confidentiality Agreement, dated as of April 26, 2021, between CN and KCS, are to CN (it being understood that such confidentiality agreement does not need to include any “standstill” or similar provisions or otherwise prohibit the making or amendment of any alternative proposal); provided, however, that if the third party making such alternative proposal is a known competitor of KCS, KCS will not provide any commercially sensitive non-public information to such third party other than in accordance with customary “clean room” or other similar procedures designed to limit the disclosure of competitively sensitive information; and

•	engage in discussions or negotiations with the third party (including its representatives) with respect to the alternative proposal.

KCS will promptly give notice (and in any event, within 48 hours) to CN if it or its representatives receive (i) any inquiries, proposals or offers with respect to an alternative proposal or (ii) any request for information that, to the knowledge of KCS, has been or is reasonably likely to have been made in connection with any alternative proposal. Such notice is required to include the name of the applicable third party and the material terms and conditions of such inquiries, proposals or offers (including, if applicable, complete copies of any written requests, proposals or offers and any other material documents, including proposed agreements). KCS will be required to thereafter keep CN reasonably informed, on a reasonably current basis, of any material developments regarding any alternative proposals or any material change to the terms of any such alternative proposal and any material change to the status of any such discussions or negotiations with respect thereto.

Change of Recommendation

Except as permitted by the CN Merger Agreement, the KCS Board (including any committee thereof) will not:

•

withhold, withdraw, qualify or modify (or propose publicly to withhold, withdraw, qualify or modify) its recommendation to the KCS stockholders to adopt the CN Merger Agreement (which we refer to as the “KCS Board Recommendation”);

•	fail to include the KCS Board Recommendation in the CN Merger Proxy Statement;

•

in the case of any alternative proposal that is structured as a tender offer or exchange offer for the outstanding KCS common stock, fail to recommend within ten business days after the commencement of such tender offer or exchange offer against acceptance of such tender offer or exchange offer by the KCS stockholders;

•	approve, adopt, recommend or declare advisable any alternative proposal or publicly propose to approve, adopt, recommend or declare advisable any alternative proposal; or

•

approve, adopt, recommend or declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to and entered into in compliance with the section of the CN Merger Agreement described above under the subsection below entitled “No Solicitation” with respect to any alternative proposal).

The taking of any of the actions set forth above will constitute a “change of recommendation.”

Furthermore, KCS will (and will cause its subsidiaries and its and their respective directors and officers to, and will use its reasonable best efforts to cause its other representatives to) promptly terminate any existing discussions and negotiations conducted prior to the date of the CN Merger Agreement with any person (other than CN, KCS or any of their respective affiliates or representatives) with respect to any alternative proposal, or proposal or transaction that could reasonably be expected to lead to or result in an alternative proposal. KCS will promptly terminate all physical and electronic data access previously granted to such persons and request that any such persons promptly return or destroy all confidential information concerning KCS and any of its subsidiaries and provide prompt written confirmation thereof.

Prior to the time the KCS stockholder approval to adopt the CN Merger Agreement is obtained, the KCS Board may:

•

in response to a superior proposal, effect a change of recommendation and/or cause KCS to terminate the CN Merger Agreement to enter into a definitive agreement providing for a superior proposal, if: (i) KCS has given CN written notice of its intent to take such action at least five business days in advance, setting forth a description of the terms and conditions of the superior proposal that is the basis for such action (and including the identity of the person making the superior proposal and a copy of the proposed definitive agreement for such superior proposal, if any); (ii) KCS negotiates in good faith during such five-business-day period with CN (to the extent CN wishes to negotiate) to enable CN to make such amendments to the terms of the CN Merger Agreement as would permit the KCS board not to effect a change of recommendation in connection with such superior proposal or not to cause KCS to terminate the CN Merger Agreement in connection with such superior proposal; and (iii) at the end of the five-business-day period, prior to taking action to effect a change of recommendation or termination of the CN Merger Agreement, the KCS Board takes into account any firm commitments by CN to amend the terms of the CN Merger Agreement made in writing and any other proposals or information offered by CN in response to the superior proposal, as applicable, during such five-business-day period, and concludes that the superior proposal would continue to constitute a superior proposal if such amendments were to be given effect. For purposes of the aforementioned negotiation period, any material modification to the terms of the superior proposal (including any change in the amount or, if applicable, form of consideration) will be deemed to be a new alternative proposal, except that references to five business days will be deemed to be references to three business days; and

•

in response to an intervening event, effect a change of recommendation, if the KCS Board determines in good faith, after consultation with outside legal counsel, that its failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided that the KCS Board will not be entitled to make such a change in recommendation unless: (i) KCS has given CN written notice of its intent to take such action at least five business days in advance, setting forth a description of the applicable intervening event; and (ii) at the end of such five-business-day period, prior to taking action to effect a change of recommendation, the KCS Board takes into account any firm commitments to amend the terms of the CN Merger Agreement made by CN in writing and any other proposals or information offered by CN in response to the intervening event and determines in good faith, after consultation with its outside legal counsel, that its failure to make such change of recommendation would continue to be reasonably likely to be inconsistent with its fiduciary duties under applicable law if such amendments were to be given effect.

A “superior proposal” refers to an unsolicited, bona fide written alternative proposal, made after the date of the CN Merger Agreement, substituting in the definition of alternative proposal “50%” for “25%” and for “75%” in each place each such phrase appears, made after the date of the CN Merger Agreement, that the KCS Board determines in good faith, after consultation with outside legal and financial advisors, and considering all legal, financial, financing and regulatory aspects of the proposal, the identity of the person(s) making the proposal and the likelihood of the proposal being consummated in accordance with its terms, would, if consummated, result in a transaction (i) that is more favorable to the KCS stockholders from a financial point of view than the transactions contemplated by the CN Merger Agreement and (ii) that is reasonably likely to be completed, taking into account any regulatory, financing or approval requirements and any other aspects considered relevant by the KCS Board.

As further described in the section below entitled “Termination or Abandonment of the CN Merger Agreement,” if CN terminates the CN Merger Agreement due to the KCS Board making a change of recommendation, or if KCS terminates the CN Merger Agreement to enter into a definitive agreement providing for a superior proposal, KCS will be required to pay a termination fee of $700.0 million to CN and to refund the reimbursement of the $700.0 million termination fee paid by KCS to Canadian Pacific in connection with the termination of the CP-KCS Merger Agreement.

The CN Merger Agreement will not prohibit KCS or CN, or each of their boards of directors or any committees thereof, from complying with their respective disclosure obligations under applicable law, rules or policies of the New York Stock Exchange (“NYSE”).

Conditions that Must be Satisfied or Waived for the Proposed CN Merger to Occur

Mutual Conditions to Completion

The respective obligations of each party to effect the Proposed CN Merger are subject to the satisfaction or waiver by CN and KCS at or prior to the closing of the Proposed CN Merger of the following conditions:

•	the affirmative vote of the holders of a majority of the outstanding shares of KCS voting stock in favor of the adoption of the CN Merger Agreement having been obtained;

•

the registration statement on Form F-4 filed by CN having become effective in accordance with the provisions of the Securities Act of 1933 and no stop order suspending the effectiveness of the Form F-4 having been issued and remaining in effect and no proceeding to that effect having been commenced;

•

no injunction or similar order by any court or other governmental entity of competent jurisdiction having been entered and continuing to be in effect that prohibits or makes illegal the consummation of the Proposed CN Merger or the voting trust transaction;

•	the STB voting trust approval having been obtained;

•

the authorizations required to be obtained from the Comisión Federal de Competencia Económica (the Mexican Antitrust Commission) and the Instituto Federal de Telecomunicaciones (the Mexican Federal Telecommunications Institute) with respect to the transactions contemplated by the CN Merger Agreement having been obtained; and

•

the CN common shares to be issued in the merger having been approved for listing on the NYSE, subject to official notice of issuance, and the Toronto Stock Exchange (the “TSX”), subject to customary listing requirements.

Conditions to the Obligations of KCS

The obligation of KCS to effect the Proposed CN Merger is also subject to the satisfaction or waiver by KCS at or prior to the closing of the Proposed CN Merger of the following conditions:

•	certain representations and warranties of CN and Merger Sub in the CN Merger Agreement relating to capitalization and the absence of certain changes or events that would have a material adverse effect being true and correct in all respects, each as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date), except for de minimis inaccuracies;

•

certain representations and warranties of CN and Merger Sub in the CN Merger Agreement relating to the qualification, organization, existence and good standing of CN and Merger Sub, the issued and outstanding capital stock of CN and the absence of any subscriptions, options, warrants, calls, convertible securities or other similar agreements relating to the issuance, transfer, redemption or acquisition of capital stock of CN or its subsidiaries, the requisite power and authority of CN and Merger Sub to enter into the CN Merger Agreement, and no finders or brokers being true and correct in all material respects, each as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date);

•

all other representations and warranties of CN and Merger Sub in the CN Merger Agreement that are qualified by material adverse effect being true and correct in all respects as so qualified, each as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date);

•

all other representations and warranties of CN and Merger Sub in the CN Merger Agreement being true and correct as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true or correct, individually or in the aggregate, would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on CN;

•

each of CN and Merger Sub having performed in all material respects all obligations and complied in all material respects with all covenants required by the CN Merger Agreement to be performed or complied with by them prior to the closing of the Proposed CN Merger;

•	since the date of the CN Merger Agreement, no event, change, occurrence, effect or development having occurred that has had, or is reasonably likely to have, a material adverse effect on CN; and

•	KCS’s receipt of a certificate of the chief executive officer or another senior officer of CN, certifying that the conditions set forth in the bullets directly above have been satisfied.

Conditions to the Obligations of CN and Merger Sub

The obligations of CN and Merger Sub to effect the Proposed CN Merger are also subject to the satisfaction or waiver by CN at or prior to the closing of the Proposed CN Merger of the following conditions:

•

certain representations and warranties of KCS in the CN Merger Agreement relating to capitalization and the absence of certain changes or events that would have a material adverse effect being true and correct in all respects, each as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date), except for de minimis inaccuracies;

•

certain representations and warranties of KCS in the CN Merger Agreement relating to the qualification, organization, existence and good standing of KCS, the issued and outstanding capital stock of KCS and the absence of any subscriptions, options, warrants, calls, convertible securities or other similar agreements relating to the issuance, transfer, redemption or acquisition of capital stock of KCS or its subsidiaries, the requisite power and authority of KCS to enter into the CN Merger Agreement, the KCS board to approve the CN Merger Agreement and resolving to recommend that KCS stockholders adopt the CN Merger Agreement and no finders or brokers being true and correct in all material respects, each as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date);

•

all other representations and warranties of KCS in the CN Merger Agreement that are qualified by material adverse effect being true and correct in all respects as so qualified, each as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date);

•

all other representations and warranties of KCS in the CN Merger Agreement being true and correct as of the date of the CN Merger Agreement and as of the closing date as though made as of the closing date (except to the extent expressly made as of an earlier date, in which case, as of such date), except where the failure of such representations and warranties to be true or correct, individually or in the aggregate, would not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on KCS;

•

KCS having performed in all material respects all obligations and complied in all material respects with all covenants required by the CN Merger Agreement to be performed or complied with by it prior to the closing of the Proposed CN Merger;

•	since the date of the CN Merger Agreement, no event, change, occurrence, effect or development having occurred that has had, or is reasonably likely to have, a material adverse effect on KCS; and

•	CN’s receipt of a certificate of the chief executive officer or another senior officer of KCS, certifying that the conditions set forth in the bullets directly above have been satisfied.

Frustration of Closing Conditions

None of CN, Merger Sub or KCS may rely on the failure of any condition described above to be satisfied as a basis for not consummating the Proposed CN Merger or for terminating the CN Merger Agreement if such failure was caused by such party’s material breach of any covenant or agreement of the CN Merger Agreement.

Termination or Abandonment of the CN Merger Agreement

The CN Merger Agreement may be terminated and abandoned at any time prior to the effective time whether before or after any approval by the KCS stockholders of the matters presented in connection with the Proposed CN Merger:

•	by mutual written consent of KCS and CN;

•	by either KCS or CN, if:

•

the effective time has not occurred on or before the end date; provided that the party seeking to terminate the CN Merger Agreement has not breached in any material respect its obligations under the CN Merger Agreement in any manner that has been the primary cause of the failure to consummate the Proposed CN Merger on or before such date;

•

any governmental entity of competent jurisdiction has issued or entered an injunction or similar order permanently enjoining or prohibiting the completion of the Proposed CN Merger or the voting trust transaction, and such injunction or order has become final and non-appealable; provided that the party seeking to terminate the CN Merger Agreement has not breached in any material respect its obligations under the CN Merger Agreement in a manner that has been the primary cause of such injunction or order; or

•	the KCS stockholder approval to adopt the CN Merger Agreement is not obtained at the Special Meeting or at any adjournment or postponement thereof;

•	by KCS:

•

if there has been a breach or failure to perform in any material respect by CN or Merger Sub of any representation, warranty, covenant or agreement set forth in the CN Merger Agreement and such breach or failure would result in a failure of certain conditions to closing and such breach or failure is not curable prior to the February 21, 2022, or if curable prior to February 21, 2022, has not been cured within 45 business days after the giving of notice thereof by KCS; however, the right to terminate the CN Merger Agreement due to such a breach or failure will not be available to KCS if KCS is in material breach of any representation, warranty, agreement or covenant contained in the CN Merger Agreement; or

•	prior to receipt of the KCS stockholder approval to adopt the CN Merger Agreement, in order to enter into a definitive agreement providing for a superior proposal;

•	by CN:

•

if there has been a breach or failure to perform in any material respect by KCS of any representation, warranty, covenant or agreement set forth in the CN Merger Agreement and such breach or failure would result in a failure of certain conditions to closing and such breach or failure is not curable prior to February 21, 2022, or if curable prior to February 21, 2022, has not been cured within 45 business days after the giving of notice thereof by CN; however, the right to terminate the CN Merger Agreement due to such a breach or failure will not be available to CN if CN or Merger Sub is in material breach of any representation, warranty, agreement or covenant contained in the CN Merger Agreement; or

•	prior to receipt of the KCS stockholder approval to adopt the CN Merger Agreement, if the KCS Board has effected a change of recommendation.

Effect of Termination

Except as described in the section below entitled “Termination Fee”, if the CN Merger Agreement is validly terminated in accordance with its terms, the CN Merger Agreement will be null and void and there will be no liability on the part of KCS, CN, Merger Sub or their respective subsidiaries or affiliates, except that (i) certain provisions of the CN Merger Agreement will survive such termination, including those relating to the payment of termination fees and confidentiality, and (ii) no such termination will relieve any party for liability for such party’s fraud or willful and material breach of any covenant or obligation contained in the CN Merger Agreement prior to its termination.

Termination Fees

KCS has agreed to pay a termination fee of $700.0 million to CN if:

•

the CN Merger Agreement is terminated by KCS prior to receipt of the KCS stockholder approval to adopt the CN Merger Agreement in order to enter into a definitive agreement providing for a superior proposal;

•	the CN Merger Agreement is terminated by CN because, prior to receipt of the KCS stockholder approval to adopt the CN Merger Agreement, the KCS Board has effected a change of recommendation; or

•

(i) after the date of the CN Merger Agreement, a qualifying transaction is publicly proposed or publicly disclosed prior to, and not publicly withdrawn at least two business days prior to, the Special Meeting; (ii) the CN Merger Agreement is terminated by (A) either party as a result of the occurrence of the end date (i.e., February 21, 2022) prior to receipt of the KCS stockholder approval to adopt the CN Merger Agreement or due to the failure to obtain the KCS stockholder approval to adopt the CN Merger Agreement or (B) CN as a result of a breach or failure by KCS to perform any of its representations, warranties, covenants or other agreement contained in the CN Merger Agreement (as described above); and (iii) concurrently with or within twelve months after such termination KCS consummates a Company Qualifying Transaction (as such term is defined in the CN Merger Agreement) or enters into a definitive agreement providing for a Company Qualifying Transaction and later consummates such transaction.

KCS has agreed to refund CN the reimbursement of the $700.0 million termination fee paid by KCS to Canadian Pacific in connection with the termination of the CP-KCS Merger Agreement, if:

•

KCS terminates the CN Merger Agreement prior to receipt of the KCS stockholder approval to adopt the CN Merger Agreement in order to enter into a definitive agreement providing for a superior proposal;

•	the CN Merger Agreement is terminated by CN because, prior to the receipt of the KCS stockholder approval to adopt the CN Merger Agreement, the KCS board has effected a change of recommendation; or

•

the CN Merger Agreement is terminated by CN as a result of a breach or failure by KCS to perform any of its representations, warranties, covenants or other agreements contained in the CN Merger Agreement (as described above).

CN has agreed to pay a termination fee of $1.0 billion to KCS if:

•

CN or KCS terminates the CN Merger Agreement in connection with (i) (A) the effective time of the Proposed CN Merger not occurring on or before February 21, 2022 as a result of an injunction or order entered or issued by a governmental entity pursuant to the Interstate Commerce Commission Termination Act of 1995, the Surface Transportation Board Reauthorization Act of 2015 or any other law relating to the regulation of the railroad industry (collectively, “railroad laws”), or Section 721 of the United States Defense Production Act of 1950 (codified at 50 U.S.C. § 4565), and the regulations promulgated thereunder (31 C.F.R. Parts 800-802), which continues to be in effect that prohibits or makes illegal the consummation of the Proposed CN Merger or the voting trust transaction, or the failure to obtain STB voting trust approval (if required), and, in any such case, all of the other mutual conditions to the obligations of CN and KCS to effect the Proposed CN Merger have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the closing; provided that such conditions were then capable of being satisfied if the closing had taken place) and no breach by KCS of its regulatory efforts obligations has contributed materially and substantially to the failure of such regulatory conditions to be satisfied or (ii) a final and non-appealable order of a governmental entity pursuant to any railroad law or Section 721 permanently enjoining or prohibiting the consummation of the Proposed CN Merger or the voting trust transaction; provided that the party seeking to terminate the CN Merger Agreement has not breached in any material respect its obligations under the CN Merger Agreement in a manner that has been the primary cause of such order.

Any termination fee payable pursuant to the CN Merger Agreement will be paid in consideration for the disposition of the receiving party’s rights under the CN Merger Agreement. Subject to the exceptions and qualifications in the CN Merger Agreement, KCS and CN are required to gross-up any termination fee payable by them for certain required tax withholdings or deductions.

WE ARE SOLICITING PROXIES FROM KCS STOCKHOLDERS TO VOTE “AGAINST” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL. WE BELIEVE THE MERGER PROPOSAL DOES NOT PROVIDE ADEQUATE REGULATORY CERTAINTY TO KCS STOCKHOLDERS AT THIS TIME FOR KCS STOCKHOLDERS TO BE ABLE TO VOTE TO APPROVE THE MERGER PROPOSAL AND, AS A CONSEQUENCE, FORECLOSE THE ABILITY OF KCS TO CONSIDER ALTERNATIVE PROPOSALS THAT MAY BE SUPERIOR TO THE MERGER PROPOSAL TO KCS STOCKHOLDERS.

CERTAIN INFORMATION REGARDING CANADIAN PACIFIC

Canadian Pacific, together with its subsidiaries (collectively, “CP”), owns and operates a transcontinental freight railway in Canada and the United States. CP provides rail and intermodal transportation services over a network of approximately 13,000 miles, connecting the Atlantic coast to the Pacific coast across six Canadian provinces and 11 U.S. states. CP’s railway network feeds directly into the U.S. heartland from the East and West coasts. Agreements with other carriers extend CP’s market reach in Canada, through the U.S. and into Mexico. CP transports bulk commodities, merchandise freight and intermodal traffic.

Canadian Pacific was incorporated on June 22, 2001, under the Canada Business Corporations Act R.S.C., 1985, c. C-44 (the “CBCA”), and controls and owns all of the common shares of Canadian Pacific Railway Company, which was incorporated in 1881 by Letters Patent pursuant to an Act of the Parliament of Canada and is governed by the CBCA. Canadian Pacific’s registered, executive and corporate head office is located at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9. Canadian Pacific common shares are listed on the NYSE and the TSX under the symbol “CP.”

Additional information about Canadian Pacific can be found on its website at www.cpr.ca. The information contained in, or that can be accessed through, Canadian Pacific’s website is not intended to be incorporated into this Proxy Statement.

The names of the directors and officers of Canadian Pacific who may be considered to be participants in this proxy solicitation and certain other information are set forth in Schedule I hereto. Other than as set forth herein, neither Canadian Pacific nor any of the participants set forth on Schedule I hereto has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposed CN Merger.

As of the date hereof, Canadian Pacific is the beneficial owner of one share of KCS voting stock.

OTHER PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING

Each of the proposals to be submitted at the Special Meeting is designed to facilitate the approval of the Proposed CN Merger and the adoption of the CN Merger Agreement. Canadian Pacific recommends that KCS stockholders vote in opposition to the Proposed CN Merger and specifically vote “AGAINST” the Merger Proposal and “FOR” the Adjournment Proposal. Canadian Pacific makes no recommendation with respect to the Compensation Proposal.

YOU CAN CAST YOUR VOTE WITH RESPECT TO ALL PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING ON OUR BLUE PROXY CARD. WE URGE YOU NOT TO RETURN ANY WHITE PROXY CARD THAT YOU RECEIVE FROM KCS.

Other than as set forth above, Canadian Pacific is not currently aware of any other proposals to be brought before the Special Meeting. Should other proposals be brought before the Special Meeting, the persons named on the BLUE proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of Canadian Pacific as determined by Canadian Pacific in its sole discretion, in which event such persons will vote on such proposals in their discretion.

VOTING PROCEDURES

According to the CN Merger Proxy Statement, as of the record date, there were 90,965,572 shares of KCS common stock and 214,542 shares of KCS preferred stock, issued and outstanding, for a total of 91,180,114 shares of KCS voting stock eligible to vote at the Special Meeting.

A quorum of KCS stockholders is necessary to conduct the Special Meeting. The presence (including virtually) or representation by proxy, of the holders of a majority of the aggregate voting power of the KCS voting stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum. Shares of KCS voting stock represented at the Special Meeting by attendance via the special meeting website or represented by proxy and entitled to vote, but not voted, including shares for which a stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum. However, because all of the KCS proposals are considered “non-routine” matters under NYSE rules (as described below), shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals before the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned or postponed until the holders of the number of shares of KCS voting stock required to constitute a quorum attend.

Except for the KCS adjournment proposal, the vote required to approve each of the KCS proposals listed below assumes the presence of a quorum at the Special Meeting.

KCS stockholders may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on, the Merger Proposal. Approval of the CN Merger Agreement requires the affirmative vote of at least a majority of the shares of KCS voting stock outstanding as of the record date and entitled to vote on the Merger Proposal. Shares of KCS voting stock not present at the Special Meeting, shares that are present and not voted on the Merger Proposal, including due to the failure of any KCS stockholder who holds their shares in “street name” through a bank, broker or other nominee to give voting instructions to such bank, broker or other nominee with respect to the Merger Proposal, and abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

KCS stockholders may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on, the Compensation Proposal. Assuming a quorum is present at the Special Meeting, approval of the Compensation Proposal requires the affirmative vote of at least a majority of the shares of KCS voting stock present at the Special Meeting in person (including virtually) or represented by proxy and entitled to vote on the Compensation Proposal. Accordingly, if a KCS stockholder present in person (including virtually) at the KCS special meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” the KCS compensation proposal. Shares of KCS voting stock that are present and not voted on the Compensation Proposal and abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. Shares of KCS voting stock not present at the Special Meeting (including virtually) and not represented by proxy will have no effect on the vote count for the Compensation Proposal (assuming a quorum is present).

KCS stockholders may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting on, the Adjournment Proposal. Approval requires the affirmative vote of at least a majority of the shares of KCS voting stock present at the Special Meeting in person (including virtually) or represented by proxy and entitled to vote on the Adjournment Proposal (whether or not a quorum is present). Shares of KCS voting stock that are present and not voted on the Adjournment Proposal and abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal. Shares of KCS voting stock not present at the Special Meeting, including due to the failure of any KCS stockholder who holds their shares in “street name” through a bank, broker or other nominee to give voting instructions to such bank, broker or other nominee with respect to the Adjournment Proposal, will have no effect on the vote count for the Adjournment Proposal.

Stockholder of Record. If you are a KCS stockholder of record you may use the enclosed BLUE proxy card to tell the persons named as proxies how to vote your shares. If you properly complete, sign, date and return your enclosed BLUE proxy card by mail, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If you sign and return your BLUE proxy card but do not mark your card to tell the proxies how to vote, your shares will be voted “AGAINST” the Merger Proposal, “FOR” the Adjournment Proposal and will “ABSTAIN” from voting on the Compensation Proposal.

Shares Held in Street Name. Under the NYSE rules, banks, brokers or other nominees who hold shares in “street name” on behalf of the beneficial owner of such shares have the authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to matters that under the NYSE rules, as applicable, are “non-routine.” This can result in a “broker non-vote”, which occurs on an item when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other “non-routine” proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter. All of the KCS proposals are considered “non-routine” matters under the NYSE rules, and banks, brokers or other nominees will not have discretionary authority to vote on any matter before the meeting. As a result, KCS does not expect any broker non-votes at the KCS Special Meeting and, if you hold your shares of KCS voting stock in “street name”, your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions provided by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote. Brokers will not be able to vote on any of the KCS proposals unless they have received voting instructions from the beneficial owners.

Voting by Proxy or in Person

Voting and Submitting a Proxy for KCS Voting Stock Held by Holders of Record

If you are a KCS stockholder of record, you may vote at the Special Meeting by submitting the enclosed BLUE proxy card, or by attending the Special Meeting and voting via the special meeting website, as described below.

•	By Mail: If you have received a paper copy of the proxy materials by mail, you may complete, sign, date and return by mail the enclosed BLUE proxy card in the postage-paid envelope provided.

•

Via the Special Meeting Website: All stockholders of record may vote at the Special Meeting by attending the meeting via the special meeting website. Stockholders who plan to attend the Special Meeting will need the control number included on their WHITE proxy card in order to access the special meeting website and to attend and vote thereat.

Shares held through the KCS 401(k) Plan must be voted prior to the meeting and by 9:00 a.m. Central Time on August 17, 2021.

YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON, BY SUBMITTING A DULY EXECUTED, LATER DATED PROXY BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY SUBMITTING A WRITTEN NOTICE OF REVOCATION TO EITHER (A) INNISFREE M&A INCORPORATED, 20 OSER AVENUE, SUITE 100, HAUPPAUGE, NY 11788, OR (B) THE PRINCIPAL EXECUTIVE OFFICES OF KCS AT 427 WEST 12TH STREET, KANSAS CITY, MISSOURI 64105. A REVOCATION MAY BE IN ANY WRITTEN FORM VALIDLY SIGNED BY THE RECORD HOLDER AS LONG AS IT CLEARLY STATES THAT THE PROXY PREVIOUSLY GIVEN IS NO LONGER EFFECTIVE. STOCKHOLDERS WHO HOLD THEIR KCS SHARES IN A BANK OR BROKERAGE ACCOUNT WILL NEED TO NOTIFY THE PERSON RESPONSIBLE FOR THEIR ACCOUNT TO REVOKE OR WITHDRAW PREVIOUSLY GIVEN INSTRUCTIONS. WE REQUEST THAT A COPY OF ANY REVOCATION SENT TO KCS OR ANY REVOCATION NOTIFICATION SENT TO THE PERSON RESPONSIBLE FOR A BANK OR

BROKERAGE ACCOUNT ALSO BE SENT TO CANADIAN PACIFIC, CARE OF INNISFREE M&A INCORPORATED, AT THE ADDRESS BELOW SO THAT CANADIAN PACIFIC MAY DETERMINE IF AND WHEN PROXIES HAVE BEEN RECEIVED FROM THE HOLDERS OF RECORD ON THE RECORD DATE OF A MAJORITY OF KCS SHARES THEN OUTSTANDING, CONSTITUTING A QUORUM. UNLESS REVOKED IN THE MANNER SET FORTH ABOVE, SUBJECT TO THE FOREGOING, DULY EXECUTED PROXIES IN THE FORM ENCLOSED WILL BE VOTED AT THE SPECIAL MEETING AS SET FORTH ABOVE.

BY EXECUTING THE BLUE PROXY CARD YOU ARE AUTHORIZING THE PERSONS NAMED AS PROXIES TO REVOKE ALL PRIOR PROXIES ON YOUR BEHALF.

If you have any questions or require any assistance in voting your KCS shares, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free:

(877) 456-3442

Banks & Brokers may call collect:

(212) 750-5833

APPRAISAL RIGHTS

KCS stockholders are entitled to appraisal rights in connection with the Proposed CN Merger. The procedures to be followed in order to perfect appraisal rights in connection with the Proposed CN Merger are set forth in the CN Merger Proxy Statement.

SOLICITATION OF PROXIES

Except as set forth below, Canadian Pacific will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee for the solicitation of proxies in connection with this solicitation.

Proxies will be solicited by mail, telephone, facsimile, telegraph, the internet, e-mail, newspapers and other publications of general distribution and in person. Directors and officers of Canadian Pacific listed on Schedule I hereto may assist in the solicitation of proxies without any additional remuneration (except as otherwise set forth in this Proxy Statement).

Canadian Pacific has retained Innisfree M&A Incorporated (“Innisfree”) for solicitation and advisory services in connection with solicitations relating to the Special Meeting, for which Innisfree may receive a fee of up to $2,000,000, plus an additional $50,000 monthly fee if Canadian Pacific enlists Innisfree to provide additional strategic advisory and shareholder engagement services following the Special Meeting, in addition to reimbursement from Canadian Pacific for its reasonable out-of-pocket expenses. Canadian Pacific agreed to indemnify Innisfree against certain liabilities and expenses, including certain liabilities under federal securities laws. Innisfree expects that it may employ approximately 40 people in connection with the solicitation. The entire expense of soliciting proxies for the Special Meeting by or on behalf of Canadian Pacific is being borne by Canadian Pacific. We will not seek reimbursement from KCS for the costs and expenses incurred in connection with this solicitation.

If you have any questions concerning this Proxy Statement or the procedures to be followed to execute and deliver a proxy, please contact Innisfree at the address or phone number specified above.

FORWARD-LOOKING STATEMENTS

From time to time, Canadian Pacific makes written and oral forward-looking statements within the meaning of certain securities laws, including the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. This Proxy Statement, including any information incorporated by reference into this proxy statement, may contain certain forward-looking statements and forward-looking information (which we refer to as “FLI”) to provide KCS stockholders and potential investors with information about Canadian Pacific and KCS, including statements with respect to the Proposed CN Merger and the anticipated results and benefits therefrom, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate,” “expect,” “project,” “estimate,” “forecast,” “plan,” “intend,” “target,” “believe,” “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI.

We can give no assurance that such FLI will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of Canadian Pacific. Many of these FLI statements are based on assumptions that Canadian Pacific believes are reasonable, or are based on various assumptions about certain plans, activities or events which we expect will or may occur in the future. However, it is very difficult to predict the effects of known factors, and Canadian Pacific cannot anticipate all factors that could affect actual results that may be important to an investor. All FLI should be evaluated in the context of these risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: negative effects on KCS’s business resulting from the pendency of a transaction; debt and equity market conditions; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; and changes in laws, regulations and government policies. FLI speaks only as of the date they are made, and, other than as required by law, we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise.

OTHER INFORMATION

The information concerning KCS and the Proposed CN Merger contained herein (including Schedule II) has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Canadian Pacific has no knowledge that would indicate that statements relating to KCS or the CN Merger Agreement contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date it has not had access to the books and records of KCS, was not involved in the preparation of such information and statements and is not in a position to verify any such information or statements. See Schedule II for information regarding persons who beneficially own more than 5% of the KCS shares and the ownership of the KCS shares by the directors and officers of KCS.

Pursuant to Rule 14a-5 promulgated under the Securities Exchange Act of 1934, as amended, reference is made to the CN Merger Proxy Statement for information concerning the CN Merger Agreement, the Proposed CN Merger, financial information regarding KCS, the proposals to be voted upon at the Special Meeting, other information concerning KCS’s management, the procedures for submitting proposals for consideration at the next annual meeting of KCS stockholders and certain other matters regarding KCS and the Special Meeting.

KCS files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information filed with the SEC at the SEC’s public reference room:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

For information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. These filings made with the SEC are also available to the public through the website maintained by the SEC at http://www.sec.gov or from commercial document retrieval services. You may obtain documents filed with the SEC by requesting them in writing or by telephone from Innisfree M&A Incorporated at the following address:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free:

(877) 456-3442

Banks & Brokers may call collect:

(212) 750-5833

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the Special Meeting. Canadian Pacific will mail properly requested documents to requesting stockholders by first class mail, or another equally prompt means, within one business day after receipt of such request. You can also get more information by visiting KCS’s website at www.investors.kcsouthern.com. Materials from these websites and other websites mentioned in this Proxy Statement are not incorporated by reference in this Proxy Statement. If you are viewing this Proxy Statement in electronic format, each of the URLs mentioned in this Proxy Statement is an active textual reference only.

THIS PROXY STATEMENT RELATES SOLELY TO THE SOLICITATION OF PROXIES WITH RESPECT TO THE SPECIAL MEETING.

WE URGE YOU NOT TO RETURN ANY WHITE PROXY CARD YOU RECEIVE FROM KCS—EVEN AS A PROTEST VOTE “AGAINST” THE PROPOSED CN MERGER. EVEN IF YOU PREVIOUSLY HAVE SUBMITTED A WHITE PROXY CARD FURNISHED BY KCS, IT IS NOT TOO LATE TO CHANGE YOUR VOTE BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. WE URGE YOU TO VOTE PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD TO US TODAY.

WHETHER OR NOT YOU INTEND TO ATTEND THE SPECIAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE KCS BOARD BY VOTING “AGAINST” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

This communication does not constitute an offer to buy or solicitation of any offer to sell securities of Canadian Pacific. Subject to future developments, if Canadian Pacific and KCS agree on a negotiated transaction, Canadian Pacific and KCS may file one or more registration statements, tender offer statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any such registration statement, prospectus, proxy statement or other document Canadian Pacific and/or KCS may file with the SEC in connection with any such transaction. INVESTORS AND SECURITY HOLDERS OF KCS ARE URGED TO READ CAREFULLY ANY SUCH REGISTRATION STATEMENT(S), TENDER OFFER STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CANADIAN PACIFIC, KCS AND ANY PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents and other related documents that may filed with the SEC at the SEC’s website at www.sec.gov or by directing a request to Canadian Pacific’s Investor Relations department at 1-403-319-3591 or by email to investor@cpr.ca.

IMPORTANT VOTING INFORMATION

1. If your shares of KCS voting stock are held in your own name, please submit your proxy to us TODAY by marking, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.

2. If your shares of KCS voting stock are held in “street-name,” only your broker or bank can vote your KCS shares and only upon receipt of your specific instructions. If your shares of KCS voting stock are held in “street-name,” please follow the instructions set forth on the enclosed BLUE voting instruction form or contact the person responsible for your account to ensure that a BLUE voting instruction form is submitted on your behalf. If your broker or bank or contact person responsible for your account provides for voting instructions to be delivered to them via the internet or by telephone, instructions will be included on the enclosed BLUE voting instruction form. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Canadian Pacific, c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788, so that Canadian Pacific will be aware of all instructions given and can attempt to ensure that such instructions are followed.

3. Please do not sign or return any WHITE proxy card you may receive from KCS. If you have already submitted a WHITE proxy card, you have every right to change your vote—vote TODAY by marking, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. Only your latest dated proxy counts.

4. Only KCS stockholders of record as of the close of business on the record date are entitled to vote at the Special Meeting. We urge each stockholder to ensure that the holder of record of his, her or its shares of KCS voting stock signs, dates, and returns the enclosed BLUE proxy card as soon as possible.

If you have any questions or require any assistance in voting your shares of KCS voting stock, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free:

(877) 456-3442

Banks & Brokers may call collect:

(212) 750-5833

SCHEDULE I

INFORMATION CONCERNING DIRECTORS AND OFFICERS OF CANADIAN PACIFIC WHO MAY BE PARTICIPANTS IN THE SOLICITATION

Directors and Named Executive Officers of Canadian Pacific Who May Be Participants

The following table sets forth the name of each director and officer of Canadian Pacific who may be a participant in the solicitation. Unless otherwise indicated, the current business address of each person is c/o Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

Name	Present Position with Canadian Pacific
Isabelle Courville	Chair of the Board

Edward R. Hamberger	Director

Matthew H. Paull	Director

Keith E. Creel	Director, President and Chief Executive Officer

Nadeem S. Velani	Executive Vice-President and Chief Financial Officer

John K. Brooks	Executive Vice-President and Chief Marketing Officer

Interests of Participants and Potential Participants

No individual listed above has a substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon pursuant to the Proxy Statement other than as set forth below:

Matthew H. Paull is the beneficial owner of 34 shares of KCS voting stock.

Keith E. Creel is the beneficial owner of seven shares of KCS voting stock.

SCHEDULE II

COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following tables are reprinted from CN Merger Proxy Statement filed with the SEC on July 7, 2021:

Security Ownership of Certain Beneficial Owners and Management of KCS

To KCS’s knowledge, the following table sets forth certain information regarding the beneficial ownership of KCS common stock as of June 17, 2021 (except as noted in the footnotes below) with respect to: (i) each person known by KCS to beneficially own more than 5% of the shares of KCS common stock issued and outstanding, (ii) each member of the KCS board, (iii) each named executive officer of KCS and (iv) all current directors and executive officers as a group. KCS has determined beneficial ownership in accordance with the rules of the SEC.

KCS is not aware of any beneficial owner of more than 5% of the “KCS preferred stock.” None of KCS’s directors or executive officers owns any shares of KCS preferred stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have the sole power to vote and dispose of the KCS voting stock.

Beneficial Owners	Common Stock(1)		Percent of Class(1)
The Vanguard Group	9,881,055	(2)	10.56%
Massachusetts Financial Services Company	6,725,646	(3)	7.2%
BlackRock, Inc.	7,278,423	(4)	7.8%

Directors
Lydia L. Beebe Director	2,028	(5)	*
Lu M. Córdova Director	10,031	(6)	*
Robert J. Druten Director	16,117	(7)	*
Antonio O. Garza, Jr. Director	4,448		*
David Garza-Santos Director	2,648		*
Janet H. Kennedy Director	3,402		*
Mitchell J. Krebs Director	4,087		*
Henry J. Maier Director	9,087		*
Thomas A. McDonnell Director	116,965	(8)	*
Patrick J. Ottensmeyer Director; President and Chief Executive Officer	244,506	(9)	*

Executive Officers	Common Stock(1)		Percent of Class(1)
Brian D. Hancock Executive Vice President and Chief Innovation Officer	34,375	(10)	*
Michael J. Naatz Executive Vice President, Chief Marketing Officer	22,827	(11)	*
Jeffrey M. Songer Executive Vice President and Chief Operating Officer	49,174	(12)	*
Michael W. Upchurch Executive Vice President and Chief Financial Officer	67,167	(13)	*
All Directors and Executive Officers as a Group (19 Persons)	742,475	(14)	*

*	Less than 1% of the outstanding shares.
(1)

This column includes KCS common stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than 5% of KCS common stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the record date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the record date, or exercisable or convertible within 60 days of the record date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. A list of KCS executive officers is included in KCS’s Annual Report on Form 10-K for the year ended December 31, 2020 and KCS’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. See page 205 of this proxy statement/prospectus for instructions on how to obtain copies of the Form 10-K of Form 10-Q.

(2)

The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G/A, filed February 10, 2021, Vanguard reports sole voting power of 0 shares, shared voting power of 194,019 shares, sole power to dispose of 9,431,213 shares and shared power to dispose of 449,842 shares.

(3)

The address of Massachusetts Financial Services Company (“MFS”) is 111 Huntington Avenue, Boston, MA 02199. Based on a Schedule 13G/A, filed February 11, 2021, MFS reports sole voting power of 6,547,489 shares and sole dispositive power of 6,725,646 shares.

(4)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Based on a Schedule 13G/A, filed January 29, 2021, Black Rock, Inc. reports sole voting power of 6,318,835 shares and sole dispositive power of 7,278,423 shares.

(5)	Ms. Beebe’s shares are held in a revocable living trust for which she and her spouse are the trustees with sole voting and dispositive power.
(6)	Ms. Córdova’s shares are held in a revocable living trust for which she is the trustee with sole voting and dispositive power.
(7)	Mr. Druten’s beneficial ownership includes 100 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership.
(8)

Mr. McDonnell’s beneficial ownership includes 76,965 shares held in a trust for which he is the trustee with sole voting and dispositive power, and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(9)

Mr. Ottensmeyer’s beneficial ownership includes 17,276 restricted shares, 118,815 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the record date, and 260 shares allocated to his account in the KCS 401(k) Plan.

(10)

Mr. Hancock’s beneficial ownership includes 4,540 restricted shares and 14,619 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the record date.

(11)

Mr. Naatz’s beneficial ownership includes 4,530 restricted shares and 10,025 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the record date.

(12)

Mr. Songer’s beneficial ownership includes 7,143 restricted shares and 17,267 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the record date.

(13)

Mr. Upchurch’s beneficial ownership includes 4,120 restricted shares and 37,845 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the record date and 200 shares held jointly with his children.

(14)

The number includes 51,219 restricted shares, 257,725 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the record date, 49,641 shares held jointly, 50,913 shares otherwise held indirectly, with 40,100 shares disclaimed.

IMPORTANT

If your shares of KCS voting stock are held in your own name, please vote today by marking, signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided. If your shares of KCS voting stock are held in “street-name,” only your broker or bank can vote your shares and only upon receipt of your specific instructions. Please follow the instructions set forth on the enclosed BLUE voting instruction form or contact the person responsible for your account to ensure that a BLUE voting instruction form is submitted on your behalf. If your broker or bank provides for voting instructions to be delivered to them via the internet or by telephone, instructions will be included on the enclosed BLUE voting instruction form. If you have not received instructions from your bank or broker, please contact the person responsible for your account as soon as possible. If you need further assistance, please contact Innisfree M&A Incorporated, our proxy solicitor, at the number below.

We urge you not to sign any WHITE proxy card you may receive from KCS, even as a protest vote against the Proposed CN Merger.

If you have any questions or require any assistance in voting your shares of KCS voting stock, please contact:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free:

(877) 456-3442

Banks & Brokers may call collect:

(212) 750-5833

PLEASE VOTE TODAY TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED THIS PROXY IS SOLICITED BY CANADIAN PACIFIC RAILWAY LIMITED AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY 2021 Special Meeting of KCS Stockholders August 19, 2021 The undersigned appoints [ ] and [ ], and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Kansas City Southern (the Company), that the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company scheduled to be held to be held virtually through the website www.meetings.computershare.com/MUKQC2H, including at any adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof that are unknown to CANADIAN PACIFIC RAILWAY LIMITED a reasonable time before this solicitation. The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, THIS PROXY WILL BE VOTED AGAINST PROPOSAL 1, ABSTAIN ON PROPOSAL 2 AND FOR PROPOSAL 3. THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO ALL PROPOSALS. (Continued and to be marked, dated and signed on the other side) BLUE PROXY

THIS PROXY IS SOLICITED BY CANADIAN PACIFIC RAILWAY LIMITED AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY 2021 Special Meeting of KCS Stockholders August 19, 2021 YOUR VOTE IS IMPORTANT--PLEASE VOTE TODAY. Vote by Mail Please complete, sign, date and return the proxy card in the envelope provided to: Canadian Pacific Railway Limited c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788. TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Please mark vote as in this sample CANADIAN PACIFIC RAILWAY LIMITED STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL 1, AND FOR PROPOSAL 3. CANADIAN PACIFIC RAILWAY LIMITED MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSAL 2. 1. The proposal to adopt the Agreement and Plan of Merger, dated as of May 21, 2021 (as may be further amended from time to time, the CN Merger Agreement), by and among Canadian National Railway Company, a Canadian corporation (CN), Brooklyn Merger Sub, Inc. (Merger Sub), a Delaware corporation and a direct wholly owned subsidiary of CN, and KCS (such proposal, the Merger Proposal). 2. The proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to KCSs named executive officers that is based on or otherwise relates to the transactions contemplated by the CN Merger Agreement (the Compensation Proposal). 3. The proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any supplement or amendment to the proxy statement/prospectus filed by KCS and CN with the United States Securities and Exchange Commission (the SEC) on July 7, 2021 (the CN Merger Proxy Statement) is timely provided to KCS stockholders (the Adjournment Proposal). FOR AGAINST ABSTAIN Date: , 2021 Signature Signature (if held jointly) Title or Authority NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.